Exhibit 31.4

Certification by Chief Financial Officer pursuant to

Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934,

As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Assaf Ginzburg, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Delek US Holdings, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Assaf Ginzburg
Assaf Ginzburg
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 26, 2014